UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 30, 2012
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Irving, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2012, the Board of Directors (the “Board”) of FelCor Lodging Trust Incorporated (“FelCor”) appointed Christopher J. Hartung as a Class I director, effective October 31, 2012, thereby increasing the size of the Board to eleven members. Mr. Hartung had been previously elected to serve as a member of the Board by the holders of FelCor's preferred stock, who had been entitled to elect two directors after FelCor had at least six quarterly dividends in arrears that remained unpaid. On October 30, 2012, the Board directed management to set aside funds for payment of the current quarterly dividends payable to holders of FelCor's preferred stock, and on October 31, 2012, FelCor paid all remaining accrued preferred dividends. At that time, the Board service of the two directors previously elected by FelCor's preferred stockholders automatically concluded, to the extent they were elected thereby. Mr. Hartung will also serve on FelCor's Audit Committee.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 30, 2012, the Board amended and restated FelCor's bylaws (FelCor's “Bylaws”). In particular, the Board eliminated provisions contained in Section 3.1(a) of FelCor's Bylaws that had imposed age limits as a disqualification for service as a director and amended Section 3.1(a) in its entirety to read as follows:

“(a)
Subject to the provisions set forth in the Charter, the number of directors shall be fixed in such manner as may be determined by the vote of a majority of the directors then in office. The directors of the corporation shall be classified as set forth in the Charter and the directors of each such class shall be elected and qualified at the annual meeting of stockholders held for the same year in which the term of such class expires as set forth in the Charter. A majority of the directors may elect from its members a Chairman. The Chairman, if any, shall hold this office until his successor shall have been elected.”

In addition, FelCor's Bylaws were also amended to make certain other technical corrections to the sections of the Bylaws involving stockholder's notices, inspectors of elections, and notices. The foregoing summary is qualified in its entirety by reference to FelCor's Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 31, 2012	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated